                                                                   EXHIBIT 10(w)

                                CLARIFICATION TO
                              EMPLOYMENT AGREEMENT

         This Clarification to Employment Agreement (the "CLARIFICATION") is entered into this 28th day of April, 2003 between CLAIRE'S STORES, INC., a Florida corporation (the "COMPANY"), and ROWLAND SCHAEFER (the "EXECUTIVE").

         WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of December 4, 2002 (the "EMPLOYMENT AGREEMENT"), which was effective as of November 1, 2002 (all terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement); and

         WHEREAS, prior to entering into the Employment Agreement, the Company had agreed to pay the Executive an annual salary and other annual compensation of $1.3 million for the fiscal year ended February 1, 2003;

         WHEREAS, the Employment Agreement reflected this $1.3 million amount as Additional Compensation instead of Base Salary, which did not reflect the original intent of the parties;

         WHEREAS, the Company and the Executive desire to reform the Employment Agreement through this Clarification to reflect the original intent of the parties and to conform with the actions to date of the parties;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Clarification to the Employment Agreement. The Employment Agreement is hereby clarified as follows:

                  1.1 Section 3.1 of the Employment Agreement is clarified by deleting the same in its entirety and inserting in lieu thereof the following:

                           "3.1     Base Salary. During the Term of Employment,
         the Executive shall continue to receive (collectively referred to as the "Base Salary") (a) a base salary at an annual rate of One Million Dollars ($1,000,000), payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes, and (b) an annual compensation amount of $300,000, subject to applicable withholding and other taxes."

                  1.2 Section 3.3 of the Employment Agreement is hereby clarified by deleting the same in its entirety and inserting in lieu thereof the following:

                           "3.3.    Additional Compensation. In consideration
         for the Executive agreeing to be bound by the restrictive covenant provisions set forth in Section 6 as well as the terms and conditions set forth in Section 7 hereof, and contingent upon the achievement of the Milestones, the Company shall pay to the Executive additional compensation at an annual rate of One Million Dollars ($1,000,000) (the "Additional Compensation") during the Term of Employment, subject to applicable withholding and other taxes, payable in equal quarterly installments on November 1, February 1, May 1 and August 1 of each year, commencing on November 1, 2003; provided, that, in the event that the Milestones have not been met by November 1, 2003, the quarterly installments of the Additional Compensation shall commence on the first day of the calendar month after the Milestones have been met, and shall be paid in equal quarterly installments thereafter during the Term of Employment."

         2. References. All references in the Employment Agreement to "this Agreement" shall hereafter refer to the Employment Agreement as clarified hereby.

         3. Counterparts. This Clarification may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Full Force and Effect. The Employment Agreement, as clarified by this Clarification, is now and remains hereafter in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Clarification to be duly executed as of the date first above written.



COMPANY                                EXECUTIVE

Claire's Stores, Inc.



By:
   ----------------------------        -----------------------------------------
Name:                                  Rowland Schaefer
Title:


                                       2